EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Hi-Rise Recycling Systems, Inc. (the "Company") on Amendment No. 2 to Form S-3 (File No. 333-48517) of our report dated February 26, 1998, on our audits of the combined financial statements of Hesco Sales, Inc. and Subsidiaries and Atlantic Maintenance, Inc. as of October 31, 1997 and 1996, and for the years then ended, which report is incorporated by reference in the Company's Form 8-K for an event occurring February 20, 1998.

/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

Miami, Florida
June 4, 1998